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              WRC MEDIA INC.
     WRC      512 Seventh Avenue
     LOGO     22nd Floor
              New York, NY  10018



CONTACT:   Richard Nota
           WRC Media Inc.
           Tele: 212-768-2268
           Fax 212-768-1887
           rnota@wrcmedia.com
           www.wrcmedia.com


FOR IMMEDIATE RELEASE


           WRC MEDIA INC., A LEADING SUPPLEMENTAL EDUCATION PUBLISHER,
                      RELEASES ORGANIZATIONAL ANNOUNCEMENT


NEW YORK, NY, SEPTEMBER 28, 2004 - WRC Media Inc. ("WRC" or the "Company") announced today that it has promoted Richard Nota, Senior Vice President, Finance to Executive Vice President, Operations, and hired Robert Yingling as Vice President, Chief Financial Officer.

Martin Kenney, Chief Executive Officer of WRC, said: "In October 2003, we restructured our organization to strengthen accountability, streamline financial reporting and management, and improve human resources services and communications. We have adapted well and we are a stronger, more effective organization today. As a result of the requirements that WRC will have to meet under Sarbanes-Oxley in 2005, it has become necessary to expand our financial management team."

Mr. Kenney stated, "Effective immediately, Rick Nota has been promoted to Executive Vice President, Operations. Over the last year as Senior Vice President, Finance of WRC Media, Rick did an excellent job building a strong foundation for our operations and he has put in place consolidation plans to further improve the efficiency and profitability of our business. In his new capacity as EVP, Operations, he will have overall operational management responsibilities including strategic planning, facilities management, IT, legal, general administration, risk management and investor relations. Working directly with all operating executives, Rick will assist me in overall strategy development for the Company across the divisions. I am confident that Rick will take advantage of his extensive industry experience to improve our practices, and develop and implement solutions."


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Mr. Kenney continued, "I am also pleased to announce that Robert Yingling will be joining us as Vice President, Chief Financial Officer. Bob brings to WRC Media over 20 years of financial management experience with such firms as Arthur Andersen, BigStar Entertainment and most recently as CFO for Duncan Capital Group LLC. Bob will have overall responsibility for financial management including budgeting, reporting, finance and accounting and he will pay particular attention to implementing Sarbanes-Oxley compliance in 2005. In his capacity as CFO, Bob will report to me and work closely with Rick in insuring that our financial disciplines and controls meet our operational needs as well as the requirements under the Sarbanes-Oxley Act of 2002."

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ABOUT WRC MEDIA:

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets that are designed to help students reach their full learning potential. The company's products are recognized for their consistent high quality and proven effectiveness in improving student performance and achievement.

WRC Media's operating companies include AGS Publishing, a leading producer of behavior, ability, achievement and speech-language assessments for all ages, and publisher of high-interest, low-reading-level textbooks and curriculum-based assessment software and test preparation programs; CompassLearning(R), a leading provider of research-driven, standards-based solutions to help teachers personalize learning and manage student performance; World Almanac Education Group, Inc., publisher of The World Almanac(R), World Almanac for Kids, Facts On File(R) news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls(R) Encyclopedia; Weekly Reader Corporation, publisher of Weekly Reader(R) periodicals and other branded instructional materials for elementary, middle and high school students; and WRC Consumer and Custom Publishing Group, including Lifetime Learning Systems(R), whose programs are customized for sponsors such as corporations, non-profits and government agencies that want to cost effectively reach targeted audiences through established channels.

Information in this press release may contain forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.

Additional links:
www.wrcmedia.com
www.agsnet.com
www.compasslearning.com
www.weeklyreader.com
www.worldalmanac.com
www.worldalmanacforkids.com
www.facts.com
www.wae.cc
www.childu.com
www.garethstevens.com
www.thinkbox.com
www.lls-online.com


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